MJP International Ltd.
Pro Forma Consolidated Financial Statements
(Unaudited)

Set forth below are the unaudited pro forma consolidated statements of operations for the three months ended September 30, 2016 and the year ended June 30, 2016 and the consolidated balance sheet as of September 30, 2016 (together with the notes to the unaudited pro forma consolidated financial statements, the “pro forma financial statements”), of MJP International Ltd. (the “Company” or “MJPI”). The pro forma financial statements have been prepared based on certain pro forma adjustments to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2016 and our Quarterly Report on Form 10-Q for the three months ended September 30, 2016. The pro forma financial statements should be read in conjunction with such historical consolidated financial statements, including the related financial statement notes.

On February 5, 2016, Energy Alliance Labs Inc., a Delaware corporation (“Energy Alliance”), incorporated on February 5, 2016, entered into an agreement to acquire 80% of the issued and outstanding equity interests of Human Energy Alliance Laboratories Corp., an unrelated Company (“HEAL”), from certain shareholders of HEAL for $80,000. The cash for the acquisition of shares was transferred to the shareholders on November 1, 2016 and that is when the acquisition closed.

Subsequent to the transfer of cash, the previous shareholders of MJPI own 80% of the issued and outstanding shares of HEAL.

On October 28, 2016, MJP International Ltd., a publicly traded Company listed on the OTC reporting under US GAAP (“MJPI”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Liao Zu Guo, an individual residing in China, whereby MJPI issued 4,000,000 shares of its common stock in exchange for 100% of the issued and outstanding equity interests of Energy Alliance.

Subsequent to the execution of the Share Exchange Agreement, Liao Zu Gao became a member of the Board of Directors of MJPI and became a majority shareholder with a total of 19.89% of the total issued and outstanding common shares.

As a result of the business combination through its wholly owned subsidiary, Energy Alliance, the Company is providing financial information about HEAL rather than financial statements of Energy Alliance. Energy Alliance provided publicly available financial statements in reports filed with the SEC on November 24, 2016.

The Company’s unaudited pro forma consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to the unaudited pro forma consolidated financial statements. The Company’s unaudited pro forma consolidated financial statements also do not give effect to the potential impact of current financial conditions, anticipated synergies, operating efficiencies or cost savings that may result from the acquisition described above.

MJP International Ltd.
PROFORMA CONSOLIDATED BALANCE SHEET
September 30, 2016
(UNAUDITED)

	MJPI	Energy Alliance	HEAL	Adjustments (1)	Adjustments (2)	TOTAL

Assets
Current
Cash	$1,567	$80,000	$3,754	$-	$(80,000)	$5,321
Inventory	-	-	1,869		-	1,869
Total current assets	1,567	80,000	5,623	-	(80,000)	7,190

Intra company	-	4,000	(4,000)	-	-	-
Intangible assets and goodwill	-	-	-	135,290	95,034	230,324

Total assets	$1,567	$84,000	$1,623	$135,290	$15,034	$237,514

Liabilities
Accounts payable and accrued liabilities	$22,804	$1,051	$8,301	$-	$-	$32,156
Advances from related party	132,136	18,239	-	-	-	150,375
Loan payable	-	-	3,464	-	-	3,464
Estimated warranty liabilities	-	-	8,650	-	-	8,650
Total current liabilities	154,940	19,290	20,415	-	-	194,645

Stockholders’ Equity (Deficit)
Capital stock	1,611	3,500	60	400	(60)	2,011
				(3,500)	-
Additional paid-in capital	112,195	76,500	108,420	199,600	(108,420)	311,795
				(76,500)	-
Retained earnings (Deficit accumulated)	(284,128)	(15,290)	(127,272)	15,290	127,272	(284,128)
Accumulated other comprehensive income	16,949	-	-	-	-	16,949
Non-controlling interest	-	-	-	-	(3,758)	(3,758)
Total stockholders’ equity (deficit)	(153,373)	64,710	(18,792)	135,290	-	42,869
Total liabilities and stockholders’ equity	$1,567	$84,000	$1,623	$135,290	$15,034	$237,514

JP International Ltd.
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the period ended September 30, 2016
(UNAUDITED)

	HEAL	Energy Alliance	MJPI
	3M ended	3M ended	3M ended	Pro Forma
Revenues	$3,394	$-	$5,432	$8,826
Cost of goods sold	1,788	-	4,518	6,306
Gross profit	1,606	-	914	2,520

Operating expenses
Marketing expenses	681	-	-	681
Professional fees	10,122	-	1,664	11,786
Freight & delivery	1,206	-	-	1,206
Other general and administrative expenses	344	-	3,245	3,589
Total operating expenses	12,353	-	4,909	17,262

Loss from operations	(10,747)	-	(3,995)	(14,742)

Net loss	$(10,747)	$-	$(3,995)	$(14,742)

Attributed to non-controlling interest				$(2,149)

MJP International Ltd.
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
 (UNAUDITED)

	HEAL	HEAL	HEAL	HEAL	Energy Alliance	MJPI
	Year ended December 31, 2015 (a)	6 Months ended June 30, 2016 (b)	6 Months ended June 30, 2015 (c)	Adjusted Year ended June 30, 2016 (d) =(a)+(b)-(c)	Inception (Feb 5, 2016) to June 30, 2016 (d)	Year ended June 30, 2016 (e)	Proforma (c+d+e)
Revenues	$66,856	$15,843	$35,468	$47,231	$-	$6,118	$53,349
Cost of goods sold	50,949	9,656	25,800	34,805	-	5,110	39,915
Gross profit	15,907	6,187	9,668	12,426	-	1,008	13,434

Operating Expenses
Marketing expenses	8,620	2,366	5,014	5,972	-	-	5,972
Professional fees	2,062	400	1,457	1,005	13,765	20,212	34,982
Freight & delivery	11,037	3,336	7,523	6,850	-	-	6,850
Other general and administrative expenses	21,163	4,178	2,003	23,338	474	19,157	42,969
Total operating expenses	42,882	10,280	15,997	37,165	14,239	39,369	90,773

Loss from operation	(26,975)	(4,093)	(6,329)	(24,739)	(14,239)	(38,361)	(77,339)

Interest expenses	(1,595)	(471)	-	(2,066)	-	-	(2,066)
Impairment of marketable security	(25,650)	-	-	(25,650)	-	-	(25,650)

Loss from operations	(54,220)	(4,564)	(6,329)	(52,455)	(14,239)	(38,361)	(105,055)

Net Loss	$(54,220)	$(4,564)	$(6,329)	$(52,455)	$(14,239)	$(38,361)	$(105,055)

Attributed to non-controlling interest							$(10,491)

MJP International Ltd.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited)

The unaudited pro forma consolidated financial statements present the impact of the acquisition on our financial position and results of operations. The pro forma adjustments have been prepared as if the November 1, 2016 acquisition of HEAL through its wholly owned subsidiary, Energy Alliance had taken place as of September 30, 2016, in the case of the pro forma consolidated balance sheet, and as if the acquisition had taken place as of July 1, 2015 in the case of the pro forma consolidated statements of operations for the three months ended September 30, 2016 and year ended June 30, 2016.

The unaudited pro forma consolidated financial statements are subject to a number of estimates, assumptions and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisition reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.  In addition, as discussed in the accompanying notes, the unaudited pro forma consolidated financial statements include pro forma allocations of the purchase price of the acquired assets based upon preliminary estimates of the fair values of the assets acquired and liabilities assumed in connection with the acquisition and are subject to change.

The adjustments to the pro forma consolidated balance sheet as of September 30, 2016 are as follows:

On October 28, 2016, MJPI entered into a Share Exchange with Liao Zu Guo, an individual residing in China, whereby MJPI issued 4,000,000 shares of its common stock in exchange for 100% of the issued and outstanding equity interests of Energy Alliance, incorporated on February 5, 2016.

The definition of a business under ASC 805-10-55 consists of inputs and processes applied to those inputs that have the ability to create outputs. Although businesses usually have outputs, outputs are not required for an integrated set to qualify as a business.  Based on the criteria set out in ASC 805-10-55 the Company determined Energy Alliance, which was formed for the sole purpose of acquiring HEAL, does not constitute a business.

We accounted for the acquisition of Energy Alliance as an acquisition of assets that do not qualify as a business instead of business combination.

The acquisition of Energy Alliance is accounted for as follows:
Consideration given up:
Share issued:	4,000,000
Share price on October 28, 2016	$0.05
Fair value of equity instrument	$200,000

Assets acquired/liabilities assumed:
Net assets	$84,000
Net liabilities	$(19,290)
Recognized intangible assets	$135,290
Total	$200,000

The Company recognized intangible assets of $135,290, representing the value of the unexecuted purchase agreement that Energy Alliance holds in HEAL at the time of acquisition by MJPI.

MJP International Ltd.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited)

On February 5, 2016, Energy Alliance entered into an agreement to acquire 80% of the issued and outstanding equity interests of HEAL from certain shareholders of HEAL for $80,000. The cash for the acquisition of shares was transferred to the shareholders on November 1, 2016 and that is when the acquisition closed.

Subsequent to the transfer of cash, the previous shareholders of MJPI own 80% of the issued and outstanding shares of HEAL.

The Company treated the acquisition of HEAL as business combination with the acquirer being Energy Alliance, a wholly owned subsidiary of MJPI.
Consideration given up:
Cash	$80,000

Assets acquired/liabilities assumed:
Net assets	$4,498
Net liabilities	$(19,532)
Recognized goodwill	$95,034
Total	$80,000

The Company recognized goodwill of HEAL of $95,034 and recorded non-controlling interest of ($3,758) which reflects income attributable to the 20% non-controlling interest in HEAL. Further, upon consolidation of Energy Alliance and HEAL all intercompany balances and equity have been eliminated.

The preliminary purchase price allocation of HEAL is shown above.  The final purchase price allocation will be determined when the Company has completed detailed valuations.  The final purchase price allocation may differ from these estimates and could be materially different from the preliminary allocation used in the proforma adjustments.